UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2017

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7254
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Forbearance Agreement Amendments

As previously disclosed, on December 6, 2016, 21st Century Oncology Holdings, Inc. (“we,” “our,” “us” or the “Company”), 21st Century Oncology, Inc. (“21C”), a subsidiary of the Company, and certain of the Company’s other subsidiaries entered into a Forbearance Agreement relating to the Company’s indenture and a Forbearance Agreement relating to the Company’s credit agreement (collectively, the “Forbearance Agreements”), with certain of 21C’s noteholders and lenders, respectively. The Forbearance Agreements were subsequently amended on December 15, 2016, on January 15, 2017 and on January 31, 2017.

We entered into amendments to the Forbearance Agreements, dated March 7, 2017 (collectively, the “Amendments”) to, among other things, provide that the noteholders and lenders party thereto will forbear, subject to important exceptions, until the earlier of April 15, 2017 and the occurrence of certain events (as described in the Forbearance Agreements) from exercising any rights and remedies under 21C’s indenture, notes or credit agreement, as applicable, on account of certain events of default.

Amended and Restated MDL Credit and Guarantee Agreement

As previously disclosed, on December 6, 2016, Medical Developers, LLC (the “Borrower”), a Florida limited liability company and indirect wholly owned subsidiary of the Company, and certain of the Borrower’s subsidiaries and affiliates, including the Company (collectively, the “Guarantors”), the various financial institutions from time to time party thereto as lenders (the “Tranche A Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (in such capacities, the “Agent”) entered into a credit and guaranty agreement (the “MDL Credit Agreement”) pursuant to which the Tranche A Lenders extended term loans to the Borrower in an aggregate principal amount of $20.0 million.  The Borrower and the Guarantors entered into an amended and restated credit and guaranty agreement (the “A&R MDL Credit Agreement”), dated as of March 6, 2017, with the Tranche A Lenders, various other financial institutions from time to time party thereto as Tranche B Lenders (as defined therein) and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent to, among other things, amend and restate the MDL Credit Agreement to enable the Tranche B Lenders to provide additional term loans to Borrower in an aggregate principal amount of $15.0 million (such additional loans, the “Tranche B Term Loans”) in accordance with the terms and conditions set forth therein.  As at the date hereof, term loans in an aggregate principal amount of $35.0 million have been provided to the Borrower pursuant to, and remain outstanding under, the A&R MDL Credit Agreement.  Borrowings under the A&R MDL Credit Agreement are secured by a perfected security interest in substantially all of the Company’s and each Guarantor’s tangible and intangible assets (subject to certain exceptions) and such security interest now ranks senior to existing liens securing borrowings under the Credit Agreement (as defined below). The A&R MDL Credit Agreement matures on April 15, 2017.

Credit Agreement Amendment

On March 6, 2017, the Company entered into an amendment (“Amendment No. 3”) to the Credit Agreement, dated as of April 30, 2015, among the Company, 21C, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other agents and arrangers named therein (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Amendment No. 3 amends certain provisions in the Credit Agreement to permit the incurrence of additional indebtedness pursuant to the A&R MDL Credit Agreement.

Supplemental Indenture

On February 28, 2017, 21C received the requisite consents from the holders of a majority of the aggregate principal amount of the Notes outstanding to enter into a fourth supplemental indenture, dated March 7, 2017 (the “Supplemental Indenture”) to the Indenture, dated April 30, 2015 (the “Indenture”), among 21C, the guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”), governing 21C’s 11.00% Senior Notes due 2023 (the “Notes”). The Supplemental Indenture amends certain provisions in the Indenture to permit the incurrence of additional indebtedness pursuant to the A&R MDL Credit Agreement.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K with respect to the A&R MDL Credit Agreement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: March 9, 2017	By:	/s/ Blake Howard
Name: Blake Howard
Title: Treasurer